Exhibit 21


HEADWATERS INCORPORATED

Subsidiaries


The ownership of each direct and indirect subsidiary is 100%, except where indicated below:


Global Climate Reserve
----------------------

         1. Global Climate Reserve Corporation, a Utah corporation


Headwaters Construction Materials
---------------------------------

         1. Headwaters Construction Materials, Inc. (fka American Construction Materials, Inc.), a Utah corporation

The following subsidiaries are part of the HCM Mortar & Stucco group:
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HCM Mortar & Stucco Holding, LLC, a Utah limited liability company
Best Masonry & Tool Supply, LP (fka Best Masonry & Tool Supply, Inc.),
  a Texas limited Partnership
Dons Building Supply, LP, a Texas limited partnership
HCM Mortar & Stucco Partner, LLC (fka ISG Partner, Inc.), a Utah limited liability company
HCM Mortar & Stucco, Inc. (fka ISG Manufactured Products, Inc.),
  a Utah corporation
HCM Utah, Inc., a Utah corporation

The following subsidiaries are part of the HCM Block & Brick group:
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HCM Block & Brick, LLC (HCM-BB), a Utah limited liability company
HCM Block & Brick General, Inc., a Utah corporation
HCM Block & Brick Partner, LLC, a Utah limited liability company
HCM Block & Brick, LP, a Texas limited partnership
HCM FlexCrete, LP, a Texas limited partnership
Palestine Concrete Tile Co., LP, a Texas limited partnership

The following subsidiaries are part of the HCM Stone group:
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Eldorado Stone LLC, a Delaware limited liability company
Chihuahua Stone LLC, a Utah limited liability company
Eagle Stone & Brick LLC, a Utah limited liability company
Eldorado G-Acquisition Co., a Utah corporation
Eldorado SC-Acquisition Co., a Utah corporation
Eldorado Stone Acquisition Co., LLC, a Delaware limited liability company Eldorado Stone Corporation, a Washington corporation
Eldorado Stone Funding Co., LLC, a Utah limited liability company
Eldorado Stone Operations LLC, a Utah limited liability company
HCM Stone, LLC (fka Eldorado Acquisition, LLC)
L&S Stone LLC, a Utah limited liability company
L-B Stone LLC, a Utah limited liability company
Northwest Properties LLC, a Delaware limited liability company
Northwest Stone & Brick Co., Inc., a Washington corporation
Northwest Stone & Brick LLC, a Utah limited liability company
StoneCraft Industries LLC, a Utah limited liability company
Tempe Stone LLC, a Utah limited liability company

Tapco
-----

Tapco Holdings, Inc., a Michigan corporation
Atlantic Shutter Systems, Inc., a South Carolina corporation
Builders Edge, Inc. (fka Specialty Building Products International Corporation),
  a Pennsylvania corporation
Comaco, Inc. (fka Kool-Vent Metal Awning Company of Pittsburgh),
  a Pennsylvania corporation
Metamora Products Corporation of Elkland, a Pennsylvania corporation
Metamora Products Corporation, a Michigan corporation
MTP, Inc., an Ohio corporation
Tapco Europe Limited (fka Landpride Limited), formed in the United Kingdom
Tapco International Corporation, a Michigan corporation
Vantage Building Products Corporation, a Michigan corporation
Wamco Corporation, a Michigan corporation


Headwaters Energy Services
--------------------------

Headwaters Energy Services Corp. (fka Headwaters Clean Coal Corp),
  a Utah corporation
Covol Engineered Fuels, LC, a Utah limited liability company
Covol Services Corporation, a Utah corporation;
Environmental Technologies Group, LLC, a Utah limited liability company, of which Headwaters Incorporated is a 50% member (and manager)
Headwaters Synfuel Investments, LLC, a Utah limited liability company

Headwaters Resources
--------------------

Headwaters Resources, Inc. (fka ISG Resources, Inc.), a Utah corporation FlexCrete Building Systems, LC, a Utah limited liability company, of which HRI is a 90% member (and manager)
Florida N-Viro L.P., a Delaware limited partnership, in which VFL is a 51.5%
  member
Florida N-Viro Management, LLC, a Delaware limited liability company, of which
  VFL is a 52% member
ISG Canada, Inc., formed in New Brunswick, Canada
ISG Services Corporation (fka ISG Capital Corporation), a Utah corporation
VFL Technology Corporation, a Pennsylvania corporation


Headwaters Technology Innovation Group
--------------------------------------

Headwaters Technology Innovation Group, Inc., a Utah corporation
Degussa Headwaters LLP, formed in the United Kingdom, of which Headwaters
  Incorporated is a 50% member
FT Solutions LLC, a Delaware limited liability company, of which HTI is a
  50% member
Headwaters Heavy Oil, LLC (fka Headwaters Heavy Oil, Inc.), a Utah limited liability company
Headwaters NanoKinetix, Inc., a Utah corporation
Hydrocarbon Technologies of Canada, Inc., formed in Alberta, Canada Hydrocarbon Technologies, Inc., a Utah corporation